                                                                    EXHIBIT 1.1


                                  $125,000,000

                         SALTON/MAXIM HOUSEWARES, INC.

                   10 3/4% Senior Subordinated Notes due 2005


                               PURCHASE AGREEMENT
                               ------------------

                                                               December 11, 1998


LEHMAN BROTHERS INC.
Three World Financial Center
New York, New York  10285

Dear Sirs:

         Salton/Maxim Housewares, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to you (the "Initial Purchaser") $125.0 million in aggregate principal amount at maturity of its 10 3/4% Senior Subordinated Notes due 2005 (the "Initial Notes") to be issued pursuant to the terms of an Indenture (the "Indenture") among the Company, Home Creations Direct Ltd., a Delaware corporation (the "Guarantor"), and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"), relating to the Initial Notes. The Initial Purchaser proposes to purchase all the Initial Notes. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture.

         Payment of principal of, premium, liquidated damages, if any, and interest on the Notes (as defined) will be unconditionally guaranteed on a senior subordinated basis by the Guarantor (the "Guarantee," together with the Notes, the "Securities") and any newly acquired or created Domestic Restricted Subsidiary.

         The Initial Notes will be offered and sold to you pursuant to exemptions from the registration requirements under the Securities Act of 1933, as amended (the "Securities Act"). The Company has prepared a preliminary offering memorandum, dated November 30, 1998 (the "Preliminary Offering Memorandum"), and a final offering memorandum (the "Offering Memorandum"), dated December 11, 1998, relating to the Company and the Initial Notes. As described in the Offering Memorandum, the Company will use the net proceeds from the offering of the Initial Notes to reduce existing indebtedness and for working capital and general corporate purposes.

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         Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Initial Notes (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend:

         "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISION OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

         You have represented and warranted to the Company that you will make offers (the "Exempt Resales") of the Initial Notes purchased by you hereunder on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons whom you reasonably believe to be "qualified institutional buyers," as defined in Rule 144A under the Securities Act ("QIBs"), and (ii) to persons other than U.S. Persons in offshore transactions meeting the requirements of Rule 903 and 904 of Regulation S under the Securities Act (such persons specified in clauses (i) and (ii) being referred to herein as the "Eligible Purchasers"). As used herein, the terms "offshore transaction" and "U.S. person" have the respective meanings given to them in Regulation S. You will offer the Initial Notes to Eligible Purchasers initially at a price equal to 100% of the principal amount thereof. Such price may be changed at any time without notice.

         Holders (including subsequent transferees) of the Initial Notes will have the registration rights set forth in the registration rights agreement (the "Registration Rights Agreement"), to be dated December 16, 1998 (the "Closing Date"), in the form of Exhibit A hereto, for so long as such Initial Notes constitute "Transfer Restricted Securities" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company and the Guarantor will agree to file with the Securities and Exchange Commission (the "Commission") under the circumstances set forth therein, (i) a registration statement under the Securities Act (the "Exchange Offer Registration Statement") relating to the Company's 10 3/4% New Notes due 2005 (the "New Notes" and, together with the Initial Notes, the "Notes") to be offered in exchange for the Initial Notes (such offer to exchange being referred to collectively as the "Exchange Offer") and (ii) a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement," and together with the Exchange Offer Registration Statement, the "Registration Statements") relating to the resale of the Initial Notes by certain holders of such Notes, and to use their best efforts to cause such Registration Statements to be declared effective. This Agreement, the Indenture and the Registration Rights Agreement are hereinafter referred to collectively as the "Operative Documents." This is to confirm the agreements concerning the purchase of the Initial Notes from the Company by you.

         1. Representations, Warranties and Agreements of the Company and the Guarantor. The Company and the Guarantor represent, warrant and agree as follows:

         (a) The Preliminary Offering Memorandum and the Offering Memorandum have been prepared by the Company for use by the Initial Purchaser in connection with the Exempt Resales. No order or decree preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act, has been issued and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company or the Guarantor, is contemplated.

         (b) The Preliminary Offering Memorandum and the Offering Memorandum as of their respective dates did not, and the Offering Memorandum as of the Closing Date will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements in or omissions from the Preliminary Offering Memorandum and the Offering Memorandum relating to the Initial Purchaser and made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of the Initial Purchaser expressly for use therein.

         (c) The Company is a corporation duly incorporated and validly existing and in good standing under the laws of Delaware with all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Preliminary Offering Memorandum and the Offering Memorandum, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify or to be in good standing would not have a material adverse effect on the condition (financial or other), business, prospects, properties, or results of operations of the Company and its Subsidiaries, taken as a whole (a "Material Adverse Effect").

         (d) Each of the Company and the Guarantor has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Indenture, the Securities and the Registration Rights Agreement.

         (e) This Agreement has been duly and validly authorized, executed and delivered by each of the Company and the Guarantor, and assuming due authorization, execution and delivery by the Initial Purchaser, constitutes the valid and binding agreement of each of the Company and the Guarantor, respectively, enforceable against them in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding in equity or at law, and except as rights to indemnity and contribution hereunder may be limited by Federal or State securities laws or principles of public policy).

         (f) The Registration Rights Agreement has been duly and validly authorized by each of the Company and the Guarantor, and, upon its execution and delivery by each of the Company and the Guarantor, and, assuming due authorization, execution and delivery by the Initial Purchaser, will constitute the valid and binding agreement of each of the Company and the Guarantor, respectively, enforceable against them in accordance with its terms (subject to applicable bankruptcy, insolvency reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principals of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding in equity or at law and except as rights to indemnity and contribution hereunder may be limited by Federal or State securities laws or principles of public policy).

         (g) The Indenture has been duly and validly authorized by each of the Company and the Guarantor, and upon its execution and delivery by each of the Company and the Guarantor and, assuming due authorization, execution and delivery by the Trustee, will constitute the valid and binding agreement of each of the Company and the Guarantor, respectively, enforceable against them in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding in equity or at law); no qualification of the Indenture under the Trust Indenture Act of 1939 ( "TIA") is required in connection with the offer and sale of the Initial Notes and the Guarantee (collectively, the "Initial Securities") contemplated hereby or in connection with the Exempt Resales.


         (h) The Agreement and Plan of Merger by and among the Company, Columbia Acquisition Corp. ("Mergeco"), and Toastmaster Inc. ("Toastmaster"), dated as of August 26, 1998 (the "Merger Agreement") has been duly and validly authorized, executed and delivered by each of the Company and Mergeco and, assuming due authorization, execution and delivery by Toastmaster, constitutes the valid and binding agreement of each of the Company and Mergeco, respectively, enforceable against them in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding in equity or at law).

         (i) The Guarantee has been duly and validly authorized by the Guarantor and upon its execution and delivery by the Guarantor in accordance with the terms of the Indenture and, assuming due authentication of the Initial Notes by the Trustee, upon delivery to the Initial Purchaser against payment therefor in accordance with the terms hereof, will constitute the valid and binding agreement of the Guarantor, enforceable against it in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding in equity or at law).

         (j) The Initial Notes have been duly and validly authorized by the Company and when duly executed by the Company in accordance with the terms of the Indenture and, assuming due authentication of the Initial Notes by the Trustee, upon delivery to the Initial Purchaser against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principals of equity, including, without limitation, concepts of materiality,

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reasonableness, good faith and fair dealing, regardless of whether in a proceeding in equity or at law).

         (k) The New Notes have been duly and validly authorized by the Company and if and when duly issued and authenticated in accordance with the terms of the Indenture and, assuming due authentication of the New Notes by the Trustee, upon delivery in accordance with the Exchange Offer provided for in the Registration Rights Agreement, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principals of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding in equity or at law).

         (l) All the shares of capital stock of the Company outstanding prior to the issuance of the Initial Notes have been duly authorized and validly issued and are fully paid and nonassessable, and the authorized capitalization of the Company conforms to the description thereof under the caption "Capitalization" in the Offering Memorandum.

         (m) Neither the Company nor any of its Subsidiaries owns capital stock or other equity interests of any corporation or entity other than as disclosed in the Offering Memorandum. Each of the Subsidiaries of the Company is a corporation duly incorporated and validly existing and in good standing under the laws of the jurisdiction of its incorporation, with all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Preliminary Offering Memorandum and the Offering Memorandum, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify or be in good standing would not have a Material Adverse Effect. All the outstanding shares of capital stock of each of the Company's Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are wholly owned by the Company directly, or indirectly through one of its other Subsidiaries, free and clear of any lien, adverse claim, security interest, equity or other encumbrance, except as specifically described in the Offering Memorandum.

         (n) There are no legal or governmental proceedings pending or, to the knowledge of the Company or its Subsidiaries, threatened against the Company or any of its Subsidiaries or to which any of their respective properties is subject, that are not disclosed in the Offering Memorandum and which are reasonably likely to have a Material Adverse Effect or to materially affect the issuance of the Securities or the consummation of any of the other transactions contemplated by the Operative Documents. The Offering Memorandum contains accurate summaries of all material agreements, contracts, indentures, leases or other instruments. Neither the Company nor any of its Subsidiaries is involved in any strike, job action or labor dispute with any group of employees, and, to the knowledge of the Company or any of its Subsidiaries, no such action or dispute is threatened.

         (o) Except as described in the Offering Memorandum, no material relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries on the one hand, and the directors, officers, stockholders, affiliates, customers or suppliers of the Company or any of its Subsidiaries on the other hand.

         (p) The execution, delivery and performance of this Agreement and the other Operative Documents and the issuance of the Initial Notes and the New Notes and the consummation of the transactions contemplated hereby and thereby will not conflict with, or result in a breach or violation of any of the terms or provisions of, or (including with the giving of notice or the lapse of time or both) constitute a default under (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument (including, without limitation, the Merger Agreement) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the properties or assets of the Company or any of its Subsidiaries is subject,
(ii) the provisions of the charter, by-laws or other organizational documents of the Company or any of its Subsidiaries or (iii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets, except in the cases of clause (i) or (iii), such breaches, violations or defaults that in the aggregate would not have a Material Adverse Effect, and no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement and the other Operative Documents and the issuance of the Initial Notes and the New Notes and the consummation of the transactions contemplated hereby and thereby except as may be required by the securities or Blue Sky laws of any state of the United States in connection with the sale of the Initial Notes and the New Notes and except as contemplated by the Registration Rights Agreement.

         (q) Each of the accountants, Deloitte & Touche LLP and KPMG Peat Marwick LLP, who have certified certain of the financial statements included as part of the Offering Memorandum, are independent public accountants under Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants (the "AICPA"), and its interpretation and rulings.

         (r) The consolidated historical financial statements, together with the related notes thereto, set forth in the Offering Memorandum comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act applicable to registration statements on Form S-1 under the Securities Act. Such historical financial statements fairly present the financial position of each of the Company and Toastmaster at the respective dates indicated and the results of operations and cash flows for the respective periods indicated, in each case in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout such periods. The pro forma financial statements contained in the Offering

Memorandum have been prepared on a basis consistent with such historical financial statements, except for the pro forma adjustments specified therein, include all material adjustments to the historical financial data required by Rule 11-02 of regulation S-X to reflect the Toastmaster Acquisition, the Recapitalization and the Financing (each as defined in the Offering Memorandum), give effect to assumptions made on a reasonable basis and present fairly in all material respects the historical and proposed transactions contemplated by the Offering Memorandum and this Agreement. The other financial information and data included in the Offering Memorandum are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of each of the Company and Toastmaster.

         (s) Except as disclosed in the Offering Memorandum, since the date of the latest audited consolidated financial statements of the Company and its Subsidiaries included in the Offering Memorandum, neither the Company nor any of its Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, in each case not in the ordinary course of business, that is material to the Company and its Subsidiaries, and there has been no Material Adverse Effect, nor to the Company's knowledge, after due inquiry, any development or event involving a prospective Material Adverse Effect and, except as disclosed in or contemplated by the Offering Memorandum, since the date of the latest audited consolidated financial statements of the Company included in the Offering Memorandum, there has been no (i) dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, (ii) issuance of securities (other than the Initial Notes offered hereby) or (iii) material increase in short-term or long-term debt of the Company.

         (t) Each of the Company and its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of consolidated financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (u) All the property described in the Offering Memorandum as being held under lease by the Company and its Subsidiaries is held by it under valid, subsisting and enforceable leases, with only such exceptions as would not in the aggregate, have a Material Adverse Effect. In addition, except as described in the Offering Memorandum, the consummation of the transactions contemplated by this Agreement will not give rise to any third party rights of first refusal under any Material Agreement (as herein defined) as to which the Company and any of its Subsidiaries or any of their property or assets may be subject.

         (v) Each of the Company and its Subsidiaries owns or possesses adequate rights to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights

(collectively, "Intellectual Property") described in the Offering Memorandum as being owned by any of them or necessary for the conduct of their respective businesses, except where the failure to own or possess such Intellectual Property would not have a Material Adverse Effect, and except as disclosed in the Offering Memorandum, neither the Company nor any Subsidiary is aware of any claim to the contrary or any challenge by any other person to the rights of the Company or any of its Subsidiaries with respect to such rights that, if determined adversely to the Company or any such Subsidiary, would in the aggregate have a Material Adverse Effect.

         (w) Each of the Company and its Subsidiaries has such permits, licenses, franchises, certificates, consents, orders and other approvals or authorizations of any governmental or regulatory authority ("Permits") as are necessary under applicable law to own their respective properties and to conduct their respective businesses in the manner described in the Offering Memorandum, except to the extent that the failure to have such Permits would not have a Material Adverse Effect. Each of the Company and its Subsidiaries has fulfilled and performed, in all material respects, all their respective obligations with respect to the Permits, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holders of any Permit, subject in each case to such qualification as may be set forth in the Offering Memorandum and except to the extent that any such revocation or termination would not have a Material Adverse Effect. Except as described in the Offering Memorandum, none of the Permits contains any restriction that is materially burdensome to the Company or any of its Subsidiaries.

         (x) Neither the Company nor any of its Subsidiaries nor any director, officer, agent, employee or other person associated with or acting on its behalf of the Company or any of its Subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

         (y) Neither the Company nor any of its Subsidiaries is currently or will be, upon sale of the Initial Notes in accordance herewith and the application of the net proceeds therefrom as described in the Offering Memorandum under the caption "Use of Proceeds," an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         (z) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D ("Regulation D") under the Securities Act) of the Company has directly, or through any agent (provided that no representation is made as to the Initial Purchaser or any person acting on behalf), (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or could be integrated with the offering and sale of the Securities in a manner that would require the registration of the Securities under the Securities Act or (ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) in connection with the offering of the Securities. No securities of the same class as the Initial Notes have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

         (aa) Except as permitted by the Securities Act, the Company has not distributed and, prior to the later to occur of the Closing Date and completion of the distribution of the Initial Securities, will not distribute any offering material in connection with the offering and sale of the Initial Securities other than the Preliminary Offering Memorandum and Offering Memorandum.

         (ab) When the Initial Securities are issued and delivered pursuant to this Agreement, such Initial Securities will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or that are quoted in a United States automated inter-dealer quotation system.

         (ac)    Assuming (i) that your representations and warranties in
Section 2 hereof are true, (ii) compliance by you with your covenants set forth in Section 2 hereof and (iii) that each of the Eligible Purchasers is either (A) an entity that you reasonably believe to be a QIB or (B) a person who is not a "U.S. person" and who acquires the Initial Securities outside the United States in an "offshore transaction" (within the meaning of Regulation S), the purchase of the Initial Securities by you pursuant hereto and the resale of the Initial Securities pursuant to the Exempt Resales is exempt from the registration requirements of the Securities Act.

         (ad) Each of the Company and its Subsidiaries is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not except to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; and the statements set forth in the Offering Memorandum under the caption "Notice to Investors" do not include any untrue statements of material facts and do not omit any material facts necessary in order to make such statements, in light of the circumstances under which they were made, not misleading.

         (ae) Set forth on Exhibit B hereto is a list of each employee pension or benefit plan with respect to which the Company or any entity considered an affiliate of the Company within the meaning of Section 407(d)(7) of ERISA is a party in interest or a disqualified person. The execution and delivery of this Agreement, the other Operative Documents and the sale of the Initial Notes to be purchased by the Eligible Purchasers will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code. The representation made by the Company in the preceding sentence is made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by the Eligible Purchasers as set forth in the Offering Memorandum under the section entitled "Notice to Investors."

         (af) Except (i) for the registration rights granted pursuant to that certain stock registration rights agreement dated as of August 6, 1991 (the "Stock Registration Rights Agreement") and (ii) as described in the Offering Memorandum, there are no contracts, agreements or understandings between the Company or any of its Subsidiaries and any person granting such person the right to require the Company or any of its Subsidiaries to file a registration statement under the Securities Act with respect to any securities of the Company and its Subsidiaries owned or to be owned by such person or to require the Company or any of its Subsidiaries to include such securities in the securities registered pursuant to the Registration Statements or in any securities being registered pursuant to any other registration statement filed by the Company or any of its Subsidiaries under the Securities Act.

         (ag) Each of the Company and its Subsidiaries carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its businesses and the value of its properties and as is customary for companies engaged in similar businesses in similar industries.

         (ah) Each of the Company and its Subsidiaries has filed all Federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries nor does the Company or any of its Subsidiaries have any knowledge of any tax deficiency which, if determined adversely to the Company, would have a Material Adverse Effect.

         (ai) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, hazardous wastes or hazardous substances by the Company or any of its Subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or any of its Subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgement, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgement, decree or permit, except for any violation or remedial action which would not have, or could not be reasonably likely to have, singularly or in the aggregate, a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its Subsidiaries or with respect to which the Company or any of its Subsidiaries has knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate, a Material Adverse Effect; and the terms "hazardous wastes," "toxic wastes," "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, Federal and foreign laws or regulations with respect to environmental protection.

         (aj) Neither the Company nor any of its affiliates or any person acting on its or their behalf has engaged or will engage during the applicable restricted period in any directed selling efforts within the meaning of Rule 902(b) of Regulation S with respect to the Securities, and the Company and its affiliates and all persons acting on their behalf have complied with and will comply with the offering restriction requirements of Regulation S in connection with the offering of the Securities outside the United States; provided that no representation is made as to the Initial Purchaser or any person, acting on its behalf.

         (ak) The sale of the Initial Securities pursuant to Regulation S are "offshore transactions" and are not part of a plan or scheme to evade the registration provisions of the Securities Act.

         (al) The Company is not required to deliver the information specified in Rule 144A(d)(4) under the Securities Act in connection with the Exempt Resales.

         (am) Neither the Company nor any of its Subsidiaries has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Securities to facilitate the sale or resale of the Securities.

         (an) On and immediately after the Closing Date, the Company (after giving effect to the issuance of the Securities and to the other transactions related thereto as described in the Offering Memorandum) will be Solvent. As used in this paragraph, the term "Solvent" means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the probable liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) the Company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) assuming the sale of the Securities as contemplated by this Agreement and the Offering Memorandum, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature and (iv) the Company is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         2. Representations, Warranties and Agreements of the Initial Purchaser. The Initial Purchaser represents, warrants and agrees that:

         (a) The Initial Purchaser is a QIB with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Securities.

         (b) The Initial Purchaser (i) is not acquiring the Initial Securities with a view to any distribution thereof or with any present intention of offering or selling any of the Initial Securities in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; (ii) in connection with the Exempt Resales, will solicit offers to buy the Securities only from and will offer to sell the Securities only to, the Eligible Purchasers in accordance with this Agreement and on the terms contemplated by the Offering Memorandum; and (iii) will not offer or sell the Securities pursuant to, nor has it offered or sold the Securities by, or otherwise engaged in, any form of general solicitation or general advertising (within the meaning of Regulation D; including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising).

         (c) The Initial Purchaser represents that it has not offered, sold or delivered the Notes, and will not offer, sell or deliver the Initial Notes
(i) as part of its distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date (such period, the "Restricted Period"), within the United States or to, or for the account or benefit of U.S. persons, except in accordance with Rule 144A under the Act. Accordingly, the Initial Purchaser represents and agrees that neither it, its affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts within the meaning of Rule 902(b) of Regulation S with respect to the Initial Notes, and it, its affiliates and all persons acting on its behalf have complied and will comply with the offering restrictions requirements of Regulation S.

         (d) The Initial Purchaser further represents and agrees that (i) it has not offered or sold and will not offer or sell any Initial Notes to persons in the United Kingdom prior to the expiry of the period of six months from the issue date of the Initial Notes, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom, and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Initial Notes to a person who is a kind described in Article 11(3) of the Financial Services Act 1986 (Investment advertisements) (Exemptions) Order 1995 or is a person to whom the document may otherwise lawfully be issued or passed on.

         (e) The Initial Purchaser agrees not to cause any advertisement of the Initial Notes to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Notes, except such advertisements as may be permitted by law.

         (f) The Initial Purchaser understands that the Company and, for purposes of the opinions to be delivered to you pursuant to Section 7 hereof, counsel to the Company and counsel to the Initial Purchaser, will rely upon the accuracy and truth of the foregoing representations and you hereby consent to such reliance.

         The terms used in this Section 2 that have meanings assigned to them in Regulation S are used herein as so defined.

         The Initial Purchaser further agrees that, in connection with the Exempt Resales, it will solicit offers to buy the Initial Securities only from, and will offer to sell the Initial Securities only to, the Eligible Purchasers in Exempt Resales.

         3. Purchase of the Securities by the Initial Purchaser. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell $125.0 million in aggregate principal amount of Initial Notes to the Initial Purchaser and the Initial Purchaser agrees to purchase all of the Initial Notes. The Initial Purchaser will purchase the Notes at an aggregate purchase price equal to 97.25% of the principal amount thereof (the "Purchase Price").

         The Company shall not be obligated to deliver any of the Initial Notes to be delivered, except upon payment of all the Initial Notes to be purchased on such Closing Date as provided herein.

         4.      Delivery of and Payment.

         (a) Delivery to the Initial Purchaser of and payment for the Initial Securities shall be made at 9:00 a.m., New York City time, on the Closing Date at the offices of

Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, or such other place or time as you and the Company shall designate.

         (b) One or more Initial Notes in definitive form, registered in the name of Cede & Co., as nominee of The Depository Trust Company ( "DTC"), or such other names as the Initial Purchaser may request upon at least one business day's notice to the Company, having an aggregate principal amount at maturity corresponding to the aggregate principal amount of Initial Notes sold pursuant to Eligible Resales (collectively, the "Global Notes"), shall be delivered by the Company to the Initial Purchaser, against payment by the Initial Purchaser of the purchase price thereof by wire transfer of immediately available funds as the Company may direct by written notice delivered to you two business days prior to the Closing Date. The Global Notes in definitive form shall be made available to you for inspection not later than 9:00 a.m. on the business day immediately preceding the Closing Date.

         (c) Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Initial Purchaser hereunder.

         5. Further Agreements of the Company and the Guarantor. Each of the Company and the Guarantor agrees:

         (a) To advise you promptly and, if requested by you, to confirm such advice in writing, of (i) the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by the Commission or any state securities commission or other regulatory authority, and (ii) the happening of any event that makes any statement of a material fact made in the Preliminary Offering Memorandum or the Offering Memorandum untrue or that requires the making of any additions to or changes in the Preliminary Offering Memorandum or the Offering Memorandum in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of the Securities under any state securities or Blue Sky laws and, if at any time any state securities commission shall issue any stop order suspending the qualification or exemption of the Securities under any state securities or Blue Sky laws, the Company shall use every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

         (b) To furnish to you, without charge, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as you may reasonably request. The Company consents to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto required pursuant to this Agreement, by you in connection with the Exempt Resales that are in compliance with this Agreement.

         (c) Not to amend or supplement the Offering Memorandum prior to the Closing Date or during the period referred to in (d) below unless you shall previously have been advised of, and shall not have reasonably objected to, such amendment or supplement within a reasonable time, but in any event not longer than five days after being furnished a copy of such amendment or supplement.
If, in connection with any Exempt Resales or market making transactions after the date of this Agreement and prior to the consummation of the Exchange Offer, any event shall occur that, in the judgment of the Company or in the judgment of counsel to you, makes any statement of a material fact in the Offering Memorandum untrue or that requires the making of any additions to or changes in the Offering Memorandum in order to make the statements in the Offering Memorandum, in light of the circumstances at the time that the Offering Memorandum is delivered to prospective Eligible Purchasers, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with any applicable laws, the Company shall promptly notify you of such event and prepare an appropriate amendment or supplement to the Offering Memorandum so that (i) the statements in the Offering Memorandum as amended or supplemented will, in light of the circumstances at the time that the Offering Memorandum is delivered to prospective Eligible Purchasers, not be misleading and (ii) the Offering Memorandum will comply with applicable law.

         (d) To cooperate with you and your counsel in connection with the qualification of the Initial Securities for offer and sale by you and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process in any jurisdiction in which it is not now so subject. The Company shall continue such qualification in effect so long as required by law for distribution of the Initial Securities and shall file such consents to service of process or other documents as may be necessary in order to effect such qualification.

         (e) Prior to the Closing Date, to furnish to you, any internal consolidated financial statements of the Company that have been prepared by the Company for any period subsequent to the period covered by the financial statements appearing in the Offering Memorandum.

         (f) To use its reasonable best efforts to do and perform all things required to be done and performed under this Agreement by it prior to or after the Closing Date and to satisfy all conditions precedent on its part to the delivery of the Initial Securities.

         (g) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities
Act) that would be integrated with the sale of the Initial Securities in a manner that would require the registration under the Securities Act of the sale to you or the Eligible Purchasers of the Initial Securities.

         (h) For a period of 120 days from the date of the Offering Memorandum, not to, directly or indirectly, sell, contract to sell, grant any option to purchase, issue any instrument convertible into or exchangeable for, or otherwise transfer or dispose of, any debt securities of the Company or any of its Subsidiaries having a maturity of more than one year from the date of issue of such securities, except (i) for the New Notes in connection with the Exchange Offer or (ii) with your prior consent.

         (i) For so long as the Initial Notes remain outstanding and are Restricted Securities within the meaning of Rule 144(a)(3) under the Securities Act, to make available to such registered holder or beneficial owner of Initial Notes in connection with any sale thereof and any prospective purchaser of such Initial Notes from such registered holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

         (j) To comply with its agreements in the Registration Rights Agreement, and all agreements set forth in the representation letters of the Company to DTC relating to the approval of the Securities by DTC for "book-entry" transfer.

         (k) To use its best efforts to effect the inclusion of the Notes in the National Association of Securities Dealers, Inc. Automated Quotation System
- PORTAL ("PORTAL").

         (l) To apply the net proceeds from the sale of the Initial Notes being sold by the Company as set forth in the Offering Memorandum under the caption "Use of Proceeds."

         (m) During the period that is two years after the Closing Date, to take such steps as shall be necessary to ensure that the Company does not become an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

         6. Expenses. The Company and the Guarantor agree that, whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with: (i) the preparation, printing, filing and distribution of the Preliminary Offering Memorandum and the Offering Memorandum (including, without limitation, financial statements) and all amendments and supplements thereto (but not, however, legal fees and expenses of your counsel incurred in connection therewith), (ii) the preparation, printing (including, without limitation, word processing and duplication costs) and delivery of this Agreement, the Indenture, any Blue Sky Memoranda and any other agreements, memoranda, correspondence and other documents printed and delivered in connection herewith and with the Exempt Resales (but not, however, legal fees and expenses of your counsel incurred in connection with the foregoing), (iii) the issuance and delivery by the Company of the Securities, (iv) the qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the reasonable fees and disbursements of your counsel relating to such registration or qualification), (v) furnishing such copies of the Preliminary Offering Memorandum and the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested by the Initial Purchaser for use in connection with the initial Exempt Resales,
(vi) the preparation of certificates for the Securities including, without limitation, printing and engraving, (vii) the fees, disbursements and expenses of the Company's counsel and accountants, (viii) all expenses and listing fees in connection with the application for quotation of the Initial Securities in PORTAL, (ix) all fees and expenses (including fees and expenses of counsel) of the Company in connection with the approval of the Securities by DTC for "book-entry" transfer, (x) the fees, disbursements and expenses of the Trustee and the Trustee's counsel and (xi) the performance by the Company of its other obligations under this Agreement to the extent not provided for above.

         7. Conditions of Initial Purchaser's Obligations. The obligations of the Initial Purchaser hereunder are subject to the accuracy, when made and again on the Closing Date (as if made again on and as of such date), of the representations and warranties of the Company and the Guarantor contained herein, to the performance by the Company and the Guarantor of their obligations hereunder and to each of the following additional terms and conditions:

         (a) The Offering Memorandum shall have been printed and copies made available to you not later than 11:00 a.m., New York City time, on the day following the date of this Agreement, or at such later date and time as you may approve in writing.

         (b) The Initial Purchaser shall not have discovered and disclosed to the Company on or prior to such Closing Date that the Offering Memorandum or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of Simpson Thacher & Bartlett, counsel for the Initial Purchaser, is material or omits to state a fact which, in the opinion of such counsel, is material and is necessary to make the statements, in light of the circumstances under which they were made, not misleading.

         (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the other Operative Documents, the Offering Memorandum and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Initial Purchaser, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

         (d) Sonnenschein Nath & Rosenthal shall have furnished to the Initial Purchaser its written opinion, as counsel to the Company, addressed to the Initial Purchaser and dated as of the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser and its counsel, to the effect that:

                    (i) Each of the Company and the Guarantor is a corporation duly incorporated validly existing and in good standing under the laws of the State of Delaware and each of the Company and the Guarantor has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum. Each of the Company and the Guarantor is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify or to be in good standing would not have a Material Adverse Effect.

                    (ii) Each of the Company and the Guarantor has all requisite power and authority to execute, deliver and perform its obligations under this Agreement, the Merger Agreement (only with respect to the Company), the Indenture and the Registration Rights Agreement, and to authorize, issue and sell the Securities as contemplated by this Agreement.

                    (iii) This Agreement has been duly and validly authorized, executed and delivered by each of the Company and the Guarantor.

                    (iv) The Registration Rights Agreement has been duly and validly authorized, executed and delivered by each of the Company and the Guarantor and, assuming due authorization, execution and delivery by the Initial Purchaser, will constitute the valid and binding agreement of each of the Company and Guarantor, enforceable against them in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding in equity or at law and except as rights to indemnity and contribution hereunder may be limited by Federal or State securities laws or principles of public equity).

                    (v) The Merger Agreement has been duly and validly authorized, executed and delivered by each of the Company and Mergeco and constitutes the valid and binding agreement of each of the Company and Mergeco, enforceable against them in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding in equity or at law).

                    (vi) The Indenture has been duly and validly authorized, executed and delivered by each of the Company and the Guarantor and, assuming due authorization, execution and delivery by the Trustee, will constitute the valid and binding agreement of each of the Company and the Guarantor, enforceable against them in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding in equity or at law); no qualification of the Indenture under the TIA is required in connection with the offer and sale of the Initial Notes contemplated hereby or in connection with the initial resale of such Initial Notes in the manner contemplated by this Agreement and the Offering Memorandum to register the Initial Notes under the Securities Act, it being understood that no opinion will be expressed as to any subsequent resale of any Initial Notes.

                    (vii) The Initial Notes have been duly and validly authorized by the Company and when duly executed by the Company in accordance with the terms of the Indenture and, assuming due authentication of the Initial Notes by the Trustee, upon delivery to the Initial Purchaser against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding in equity or at law).

                    (viii) The New Notes have been duly and validly authorized by the Company and if and when duly issued and authenticated in accordance with the terms of the Indenture and delivered in accordance with the Exchange Offer provided for in the Registration Rights Agreement, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding in equity or at law).

                    (ix) The Guarantee has been duly and validly authorized by the Guarantor, and when executed and delivered by the Guarantor in accordance with the terms of the Indenture, will constitute a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding in equity or at law).

                    (x) The authorized capital stock of the Company conforms to the description thereof under the caption "Capitalization" in the Offering Memorandum.

                    (xi) All the outstanding shares of capital stock of the Guarantor have been duly authorized and validly issued, are fully paid and nonassessable, and are wholly owned by the Company directly, or indirectly through one of the other Subsidiaries, free and clear of any lien, adverse claim, security interest, equity or other encumbrance.

                    (xii) To the knowledge of such counsel, there are no legal or governmental proceedings pending or threatened against the Company or any of its Subsidiaries, or to which any of their respective properties, is subject, that are not disclosed in the Offering Memorandum and which are reasonably likely to have a Material Adverse Effect or to materially affect the issuance of the Securities or the consummation of the other transactions contemplated by the Operative Documents.

                    (xiii) None of the issuance, offer or sale of the Initial Notes, the execution, delivery or performance by the Company of this Agreement, the other Operative Documents, compliance by the Company with the provisions hereof or thereof nor consummation by the Company of the transactions contemplated hereby or thereby (i) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required in connection with the registration under the Securities Act of the New Notes in accordance with the Registration Rights Agreement, qualification of the Indenture under the TIA and compliance with the securities or Blue Sky laws of various jurisdictions), or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate of incorporation or by-laws, or other organizational documents, of the Company or the Guarantor or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under any agreement listed on a certificate of an officer of the Company as being the Company's and its Subsidiaries' material agreements (the "Material Agreements"), or violates or will violate any law, rule or regulation of the United States or the State of Illinois or the General Corporation Law of the State of Delaware, or, to such counsel's knowledge, an order or decree of any court or government agency or instrumentality or will result in the creation or imposition of any Lien upon any property or assets of the Company or any of its Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or under any to which any of their respective property or assets is subject, except in each case such breaches, conflicts or defaults that, individually or in the aggregate, would not have a Material Adverse Effect.

                    (xiv) The Company is not and, upon sale of the Initial Notes to be issued and sold in accordance with this Agreement and the application of the net proceeds to the Company of such sale as described in the Offering Memorandum under the caption "Use of Proceeds," will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                    (xv) When the Initial Securities are issued and delivered pursuant to this Agreement, such Initial Securities will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

                    (xvi) Assuming (i) that your representations and warranties in Section 2 hereof are true, (ii) compliance by you with your covenants set forth in Section 2 hereof and (iii) that each of the Eligible Purchasers is a QIB or a person who acquires the Initial Securities outside the United States in an "offshore transaction" and is not a "U.S. Person" (within the meaning of Regulation S), it is not necessary in connection with the offer, sale and delivery of the Initial Securities hereunder or in connection with the resale of such Initial Securities in the manner contemplated by this Agreement and the Offering Memorandum to register the Initial Securities under the Securities Act.

                    (xvii) To the knowledge of such counsel, except (i) for the registration rights granted pursuant to the Stock Registration Rights Agreement and (ii) as disclosed in the Offering Memorandum, there are no contracts, agreements or understandings between the Company or any of its Subsidiaries and any person granting such person the right to require the Company or any of its Subsidiaries to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company or any of its Subsidiaries to include such securities in all the securities registered pursuant to the Registration Statements or in any securities being registered pursuant to any other registration statement filed by the Company or any of its Subsidiaries under the Securities Act.

                    (xviii) The Company is not required to obtain stockholder consent for the issuance or offering of the Securities.

                    (xix) The descriptions of the Indenture, the Initial Securities and the Registration Rights Agreement in the Offering Memorandum conform in all material respects to the terms thereof.

                    (xx) The statements set forth under the heading "Description of the Notes" in the Offering Memorandum, insofar as such statements purport to summarize certain provisions of the Initial Securities, provide a fair summary of such provisions.

                    (xxi) The statements set forth under the heading "Description of Preferred Stock and Certain Indebtedness" in the Offering Memorandum, insofar as such statements purport to summarize certain provisions of the outstanding indebtedness and preferred stock of the Company, fairly summarize such provisions described therein in all material respects.

                    (xxii) The statements set forth under the heading "Certain United States Federal Income Tax Considerations" in the Offering Memorandum, insofar as such statements purport to summarize the Federal laws of the United States, fairly summarize such provisions described therein in all material respects.

                    (xxiii) The Company is not required to deliver to the Eligible Purchasers the information specified in Rule 144A(d)(4) in connection with Exempt Resales.

         In addition, such counsel shall also state that such counsel has participated in conferences with officers of the Company and with the independent public accountants for the Company concerning the preparation of the Offering Memorandum and, although such counsel has made certain inquiries and investigations in connection with the preparation of the Offering Memorandum, it is not passing upon and does not assume any responsibility for the accuracy or completeness of the statements contained in the Offering Memorandum and on the basis of the foregoing such counsel's work in connection with this matter did not disclose any information that gave such counsel reason to believe that the Offering Memorandum, as of its date or as of the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and other financial data included therein).

         The opinion of such counsel may be limited to the laws of the States of Delaware and Illinois and the Federal laws of the United States. In rendering such opinion, such counsel may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials.

         (e) The Initial Purchaser shall have received from Simpson Thacher & Bartlett, counsel for the Initial Purchaser, such opinion or opinions, dated as of the Closing Date, with respect to the issuance and sale of the Initial Securities, the Offering Memorandum and other related matters as the Initial Purchaser may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

         (f) The Company, the Guarantor and the Trustee shall have entered into the Indenture and the Initial Purchaser shall have received counterparts, conformed as executed, thereof.

         (g) The Company, the Guarantor and the Initial Purchaser shall have entered into the Registration Rights Agreement and the Initial Purchaser shall have received counterparts, conformed as executed, hereof.

         (h) With respect to the letter of Deloitte & Touche LLP delivered to the Initial Purchaser concurrently with the execution of this Agreement (the "Deloitte initial letter"), the Company shall have furnished to the Initial Purchaser a letter (as used in this paragraph, the "Deloitte bring-down letter") of such accountant, addressed to the Initial Purchaser and dated as of the Closing Date (i) confirming that it is an independent public accountant under the guidelines of the AICPA, (ii) stating, as of the date of the Deloitte bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than two days prior to the date of the Deloitte bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the Deloitte initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the Deloitte initial letter.

         (i) With respect to the letter of KPMG Peat Marwick LLP delivered to the Initial Purchaser concurrently with the execution of this Agreement (the "KMPG initial letter"), the Company shall have furnished to the Initial Purchaser a letter (as used in this paragraph, the "KPMG bring-down letter") of such accountant, addressed to the Initial Purchaser and dated as of the Closing Date (i) confirming that it is an independent public accountant under the guidelines of the AICPA, (ii) stating, as of the date of the KPMG bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than two days prior to the date of the KPMG bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the KPMG initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the KPMG initial letter.

         (j) The Company shall have furnished to the Initial Purchaser a certificate, dated as of the Closing Date, of its Chief Executive Officer or President and its Chief Financial Officer or Treasurer stating that:

                    (i) The representations, warranties and agreements of the Company and the Guarantor in Section 1 hereof are true and correct as of such Closing Date and after giving effect to the consummation of the transactions contemplated by this Agreement; the Company and the Guarantor have complied with all their agreements contained herein, and the condition set forth in Section 7(k) hereof has been fulfilled; and

                    (ii) They have carefully examined the Preliminary Offering Memorandum and the Offering Memorandum and, in their opinion (i) as of their respective dates and as of the Closing Date, the Preliminary Offering Memorandum and the Offering Memorandum did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) since the date of the Offering Memorandum, no event has occurred which should have been set forth in a supplement or amendment to the Offering Memorandum.

         (k) (i) Neither the Company nor any of its Subsidiaries shall have sustained since the date of the latest audited financial statements included in the Offering Memorandum any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any change, or any development involving a prospective change, that would have a Material Adverse Effect, otherwise than as set forth or contemplated in the Offering Memorandum, the effect of which, in any such case described in clause (i) or
(ii), is, in the judgment of the Initial Purchaser, so material and adverse as to make it impracticable or inadvisable to proceed with the payment for and delivery of the Initial Notes being delivered on such Closing Date on the terms and in the manner contemplated in the Offering Memorandum.

         (l) There shall exist at and as of the Closing Date no conditions that would constitute a default (or an event that with notice or the lapse of time, or both, would constitute a default) under the Senior Credit Facilities (as defined in the Offering Memorandum).

         (m) Simpson Thacher & Bartlett shall have been furnished with such other documents and opinions, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Agreement and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

         (n) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities.

         (o) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Initial Purchaser, impracticable or inadvisable to proceed with the public offering or delivery of the Securities being delivered on such Closing Date on the terms and in the manner contemplated in the Offering Memorandum.

         (p) The Initial Notes shall have been approved by the National Association of Securities Dealers, Inc. for trading in the PORTAL market.

         All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchaser.

         8.      Indemnification and Contribution.

         (a) Each of the Company and the Guarantor hereby jointly and severally agrees to indemnify and hold harmless the Initial Purchaser, its officers and employees and each person, if any, who controls the Initial Purchaser within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Securities), to which the Initial Purchaser, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Offering Memorandum or the Offering Memorandum (in each case as amended or supplemented) or (B) in any blue sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company) specifically for the purpose of qualifying any or all of the Securities under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a "Blue Sky Application"),
(ii) the omission or alleged omission to state in any Preliminary Offering Memorandum or the Offering Memorandum (in each case as amended or supplemented) or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by the Initial Purchaser in connection with, or relating in any manner to, the Securities or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clauses (i) or (ii) above (provided that neither the Company nor the Guarantor shall be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failure to act undertaken or omitted to be taken by the Initial Purchaser through its gross negligence or willful misconduct); and shall reimburse the Initial Purchaser and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Initial Purchaser, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Guarantor shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Memorandum or the Offering Memorandum (in each case as amended or supplemented) or in any Blue Sky Application in reliance upon and in conformity with written information concerning the Initial Purchaser furnished to the Company by or on behalf of the Initial Purchaser specifically for inclusion therein. The foregoing indemnity agreement is in addition to any liability which the Company and the Guarantor may otherwise have to the Initial Purchaser or to any officer, employee or controlling person of the Initial Purchaser.

         (b) The Initial Purchaser shall indemnify and hold harmless the Company, the Guarantor, their respective officers and employees, each of their respective directors, and each person, if any, who controls the Company or the Guarantor within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or the Guarantor or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Offering Memorandum or the Offering Memorandum (in each case as amended or supplemented) or (B) in any Blue Sky Application or (ii) the omission or alleged omission to state in any Preliminary Offering Memorandum or the Offering Memorandum (in each case as amended or supplemented) or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Initial Purchaser furnished to the Company by or on behalf of the Initial Purchaser specifically for inclusion therein, and shall reimburse the Company or the Guarantor and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or the Guarantor or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which the Initial Purchaser may otherwise have to the Company, the Guarantor or any such director, officer, employee or controlling person.

         (c)     Promptly after receipt by an indemnified party under this
Section 8 of the notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Initial Purchaser shall have the right to employ counsel (in addition to local counsel, if necessary) to represent jointly it and its officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Initial Purchaser against the Company and the Guarantor under this Section 8 if, in the reasonable judgment of the Initial Purchaser, it is advisable for the Initial Purchaser and its officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company and the Guarantor. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

         (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Initial Purchaser on the other from the offering of the Initial Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantor on the one hand and the Initial Purchaser on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and the Initial Purchaser on the other with respect to such offerings shall be deemed to be in the same proportion as the total net proceeds from the offering of the Initial Securities purchased under this Agreement (before deducting expenses) received by the Company and the Guarantor, on the one hand, and the total discounts and commissions received by the Initial Purchaser with respect to the Initial Securities purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Initial Securities under this Agreement, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantor or the Initial

Purchaser, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Initial Purchaser agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total price at which the Initial Securities purchased by it were resold to Eligible Purchasers exceeds the amount of any damages which the Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (e) The Initial Purchaser confirms and the Company acknowledges that the last paragraph on the cover page, the stabilization legend on page ii, and the second, third, ninth, tenth and eleventh paragraphs of the section entitled "Plan of Distribution" constitute the only information concerning the Initial Purchaser furnished in writing to the Company by or on behalf of the Initial Purchaser specifically for inclusion in the Preliminary Offering Memorandum or the Offering Memorandum.

         9. Termination. The obligations of the Initial Purchaser hereunder may be terminated by the Initial Purchaser by notice given to the Company prior to delivery of and payment for the Initial Securities if, prior to that time, any of the events described in Sections 7(k), 7(n) or 7(o) shall have occurred or if the Initial Purchaser shall decline to purchase the Initial Securities for any reason permitted under this Agreement.


         10. Reimbursement of Initial Purchaser's Expenses. If the Company shall fail to tender the Initial Securities for delivery to the Initial Purchaser by reason of any failure, refusal or inability on the part of the Company or the Guarantor to perform any agreement on their part to be performed, or because any other condition of the Initial Purchaser's obligations hereunder required to be fulfilled by the Company or the Guarantor is not fulfilled, the Company and the Guarantor will reimburse the Initial Purchaser for all reasonable out-of-pocket expenses (including the fees and disbursements of its counsel) incurred by the Initial Purchaser in connection with this Agreement and the proposed purchase of the Initial Securities, and upon demand the Company and the Guarantor shall pay the full amount thereof to the Initial Purchaser.

         11. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

         (a) If to the Initial Purchaser, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., Three World Financial Center, New York, New York 10285, Attention: Syndicate Department (Fax: 212-526-6588), with a copy to Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, Attention: Rise B. Norman, Esq. (Fax:
212-455-2502); and

         (b) If to the Company or the Guarantor, shall be delivered or sent by mail, telex or facsimile transmission to Salton/Maxim Housewares, Inc., 550 Business Center Drive, Mt. Prospect, Ill. 60056, Attention: Chief Financial Officer (Fax: 847-803-8080), with a copy to Sonnenschein Nath & Rosenthal, 8000 Sears Tower, Chicago, Illinois 60606, Attention: Neal Aizenstein, Esq. (Fax:
312-876-7934).

         Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company and the Guarantor shall be entitled to act and rely upon any request, consent, notice or agreement given or made by the Initial Purchaser. Any notice of a change of address or facsimile transmission number must be given by the Company, the Guarantor or by the Initial Purchaser, as the case may be, in writing, at least three days in advance of such change.

         12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchaser, its personal representatives and successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (i) the representations, warranties, indemnities and agreements of the Company and the Guarantor contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control the Initial Purchaser within the meaning of Section 15 of the Securities Act and (ii) the representations, warranties, indemnities and agreements of the Initial Purchaser contained in this Agreement shall also be deemed to be for the benefit of officers and directors of each of the Company and the Guarantor and any person who controls the Company within the meaning of Section 15 of the Securities Act.

         13. Survival. The respective indemnities, representations, warranties and agreements of the Initial Purchaser and the Company and the Guarantor contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any investigation made by on behalf of any of them or any person controlling any of them.

         14. Definition of the Terms "Business Day." For purposes of this Agreement "business day" means any day on which the New York Stock Exchange, Inc. is open for trading.

         15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York.

         16. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

         17. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.


             [The remainder of this page left blank intentionally]

         If the foregoing correctly sets forth the agreement among the Initial Purchaser, the Company and the Guarantor, please indicate your acceptance in the space provided for the purpose below.

                                               Very truly yours,

                                               SALTON/MAXIM HOUSEWARES, INC.


                                               By:  ____________________________
                                                    Name:
                                                    Title:



                                               HOME CREATIONS DIRECT LTD.


                                               By:  ____________________________
                                                    Name:
                                                    Title:


Accepted:

LEHMAN BROTHERS INC.,
as the Initial Purchaser


By:  _________________________________
Name:          Thomas E. Flanagan
Title:  Senior Vice President

                                   EXHIBIT A

                         Registration Rights Agreement

                                                                  EXECUTION COPY

================================================================================





                         REGISTRATION RIGHTS AGREEMENT

                         Dated as of December 16, 1998

                                     Among

                         SALTON/MAXIM HOUSEWARES, INC.

                           HOME CREATIONS DIRECT LTD.

                                      and

                              LEHMAN BROTHERS INC.

                              as Initial Purchaser




================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                        Page
                                                                        ----


1.   Definitions.......................................................  1

2.   Securities Subject to This Agreement..............................  3

3.   Registered Exchange Offer.........................................  3

4.   Shelf Registration................................................  4

5.   Liquidated Damages................................................  6

6.   Registration Procedures...........................................  6

7.   Registration Expenses............................................. 14

8.   Indemnification and Contribution.................................. 14

9.   Rule 144A......................................................... 17

10.  Participation in Underwritten Registrations....................... 17

11.  Selection of Underwriters......................................... 17

12.  Miscellaneous..................................................... 17

     This Registration Rights Agreement (this "Agreement") is made and entered into as of December 16, 1998 by and among Salton/Maxim Housewares, Inc., a Delaware corporation (the "Company"), the Company's wholly-owned subsidiary, Home Creations Direct Ltd. (the "Guarantor") and Lehman Brothers Inc. (the "Initial Purchaser").

         This Agreement is entered into in connection with the Purchase Agreement, dated as of December 11, 1998, by and among the Company, the Guarantor and the Initial Purchaser (the "Purchase Agreement"), which provides for the sale by the Company to the Initial Purchaser of $125,000,000 aggregate principal amount of the Company's 10 3/4% Senior Subordinated Notes due 2005 (the "Notes"). The Notes will be guaranteed on a senior subordinated basis by a guarantee (the "Guarantee") issued by the Guarantor. The Notes and the Guarantee are collectively referred to herein as the "Securities." In order to induce the Initial Purchaser to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement for the benefit of the Initial Purchaser and its direct and indirect transferees and assigns. The execution and delivery of this Agreement is a condition to the Initial Purchaser's obligations to purchase the Securities under the Purchase Agreement. Capitalized terms used but not specifically defined herein have the respective meanings ascribed thereto in the Purchase Agreement.

         The parties hereby agree as follows:



         1. Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

                 Broker-Dealer: Any broker or dealer registered under the Exchange Act.

                 Closing Date:  The date on which the Securities were sold.

                 Commission:  The Securities and Exchange Commission.

                 Consummate: A registered Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Securities Act of the Exchange Offer Registration Statement relating to the New Securities to be issued in the Exchange Offer, (ii) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof and (iii) the delivery by the Company of the New Securities in the same aggregate principal amount as the aggregate principal amount of Transfer Restricted Securities that were validly tendered by Holders thereof pursuant to the Exchange Offer.

                 Effectiveness Target Date:  As defined in Section 5(a) hereof.

                 Exchange Act:  The Securities Exchange Act of 1934, as amended.

                 Exchange Offer: The registration by the Company under the Securities Act of the New Securities pursuant to a Registration Statement pursuant to which the Company offers the Holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities held by such Holders for New Securities in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders.

                 Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the Prospectus which forms a part thereof.

                 Exempt Resales: The transactions in which the Initial Purchaser proposes to sell the Securities to certain "qualified institutional buyers," as such term is defined in Rule 144A under the Securities Act and to certain non-U.S. persons.

                 Holders:  As defined in Section 2(b) hereof.

                 Indenture: The Indenture, dated as of December 16, 1998, among the Company, the Guarantor and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"), pursuant to which the Securities are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

                 Initial Purchaser:  Lehman Brothers Inc.

                 Liquidated Damages:  As defined in Section 5(a) hereof.

                 NASD:  National Association of Securities Dealers, Inc.

                 New Securities: The Securities to be issued pursuant to the Indenture in the Exchange Offer.

                 Participant:  As defined in Section 8(a) hereof.

                 Person: An individual, partnership, corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

                 Prospectus: The prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

                 Registration Default:  As defined in Section 5(a) hereof.

                 Registration Statement: Any registration statement of the Company relating to (a) an offering of New Securities pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in either case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

                 Securities Act:  The Securities Act of 1933, as amended.

                 Shelf Filing Deadline:  As defined in Section 4(a) hereof.

                 Shelf Registration Statement: As defined in Section 4(a) hereof.

                 TIA: The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb), as amended.

                 Transfer Restricted Securities: Each Security, until the earliest to occur of (a) the date on which such Security has been exchanged by a person other than a Broker-Dealer for a New Security in the Exchange Offer, (b) following the exchange by a Broker-Dealer in the Exchange Offer of a Security for a New Security, the date on which such New Security is sold to a purchaser who receives from such Broker-Dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (c) the date on which such Security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (d) the date on which such Security is eligible to be distributed to the public pursuant to Rule 144 under the Securities Act.

                 Underwritten Registration or Underwritten Offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

         2.      Securities Subject to This Agreement.

                 (a) Transfer Restricted Securities. The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.

                 (b) Holders of Transfer Restricted Securities. A Person is deemed to be a holder of Transfer Restricted Securities (each such Person, a "Holder") whenever such Person owns Transfer Restricted Securities.

         3.      Registered Exchange Offer.

                 (a) Unless the Exchange Offer shall not be permissible under applicable law or Commission policy (after the procedures set forth in Section 6(a) below have been complied with) or one of the events set forth in Section 4(a)(ii) has occurred, the Company shall (i) cause to be filed with the Commission promptly after the Closing Date, but in no event later than 60 days after the Closing Date, a Registration Statement under the Securities Act relating to the New Securities and the Exchange Offer, (ii) use its best efforts to cause such Registration Statement to become effective no later than 120 days after the Closing Date, (iii) in connection with the foregoing, file (A) all pre-effective amendments to such Registration Statement as may be necessary in order to cause such Registration Statement to become effective, (B) if applicable, a post-effective amendment to such Registration Statement pursuant to Rule 430A under the Securities Act and (C) cause all necessary filings in connection with the registration and qualification of the New Securities to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iv) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company will commence the Exchange Offer and use its best efforts to issue on or prior to 30 business days after the date on which such Registration Statement was declared effective by the Commission, New Securities in exchange for all Securities tendered prior thereto in the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting registration of the New Securities to be offered in exchange for the Transfer Restricted Securities and to permit resales of New Securities held by Broker-Dealers as contemplated by Section 3(c) below. The 60, 120 and 30 business day periods referred to in (i), (ii) and (iv) of this Section

     3(a) shall not include any period during which the Company is pursuing a Commission ruling pursuant to Section 6(a)(i) below.

                 (b) The Company shall use its best efforts to cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 business days. The Company shall cause the Exchange Offer to comply in all material respects with all applicable federal and state securities laws. No securities other than the New Securities shall be included in the Exchange Offer Registration Statement. The Company shall use its best efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 30 business days thereafter.

                 (c) The Company shall indicate in a "Plan of Distribution" section contained in the Prospectus contained in the Exchange Offer Registration Statement that any Broker-Dealer who holds Securities that are Transfer Restricted Securities and that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Company), may exchange such Securities pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the New Securities received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such "Plan of Distribution" section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of New Securities held by any such Broker-Dealer except to the extent required by the Commission as a result of a change in policy announced after the date of this Agreement.

         The Company shall use its reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) below to the extent necessary to ensure that it is available for resales of New Securities acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of 180 days from the date on which the Exchange Offer Registration Statement is declared effective.

         The Company shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request at any time during such 180-day period in order to facilitate such resales.

         4.      Shelf Registration.

                 (a) Shelf Registration. If (i) the Company is not required to file an Exchange Offer Registration Statement or to Consummate the Exchange Offer because the

     Exchange Offer is not permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a) below have been complied with) or (ii) if any Holder of Transfer Restricted Securities that is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) or an institutional "accredited investor" (as defined in Rule 501(A)(1), (2), (3) or (7) under the Securities Act) shall notify the Company at least 20 business days prior to the Consummation of the Exchange Offer (A) that such Holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer or (B) that such Holder may not resell the New Securities acquired by it in the Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (C) that such Holder is a Broker-Dealer and holds Securities acquired directly from the Company or one of its affiliates, then the Company shall in lieu of, or in the event of (ii) above, in addition to, effecting the registration of the New Securities pursuant to the Exchange Offer Registration Statement use its best efforts to:

                    (x) cause to be filed a shelf registration statement pursuant to Rule 415 under the Securities Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the "Shelf Registration Statement"), on or prior to the earlier to occur of (1) the 60th day after the date on which the Company determines that it is not required to file the Exchange Offer Registration Statement or (2) the 60th day after the date on which the Company receives notice from a Holder of Transfer Restricted Securities as contemplated by clause (ii) above (such earlier date being the "Shelf Filing Deadline"), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to
         Section 4(b) hereof; and

                    (y) cause such Shelf Registration Statement to be declared effective by the Commission on or before the 120th day after the Shelf Filing Deadline.

     The Company shall use its best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Securities by the Holders of Transfer Restricted Securities entitled to the benefit of this Section 4(a) and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period ending on the second anniversary of the Closing Date.

                 (b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer Restricted Securities shall be entitled to

     Liquidated Damages pursuant to Section 5 hereof unless and until such Holder shall have used its best efforts to provide all such reasonably requested information. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

         5.      Liquidated Damages

         (a) If (a) any of the Registration Statements required by this Agreement is not filed with the Commission on or prior to the date specified for such filing in this Agreement, (b) any of such Registration Statements has not been declared effective by the Commission on or prior to the date specified for such effectiveness in this Agreement (the "Effectiveness Target Date"), (c) the Exchange Offer has not been Consummated within 30 business days after the Effectiveness Target Date with respect to the Exchange Offer Registration Statement or (d) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded within two business days by a post-effective amendment to such Registration Statement that cures such failure and that is itself immediately declared effective (each such event referred to in clauses (a) through (d), a "Registration Default"), additional cash interest ("Liquidated Damages") shall accrue to each Holder of the Securities commencing upon the occurrence of such Registration Default in an amount equal to $.05 per week per $1,000 principal amount of Securities held by such Holder. The amount of Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages for all Registration Defaults of $.50 per week per $1,000 principal amount of Securities. All accrued Liquidated Damages shall be paid to Holders by the Company in the same manner as interest is paid pursuant to the Indenture. Following the cure of all Registration Defaults relating to any particular Transfer Restricted Securities, the accrual of Liquidated Damages with respect to such Transfer Restricted Securities will cease.

         All obligations of the Company set forth in the preceding paragraph that have accrued and are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such Transfer Restricted Security shall have been satisfied in full.

         (b) The Company shall notify the Trustee within one business day after each and every date on which an event occurs in respect of which Liquidated Damages are required to be paid. Liquidated Damages shall be paid by depositing Liquidated Damages with the Trustee, in trust, for the benefit of the Holders of the Securities, on or before the applicable Interest Payment Date (as defined in the Indenture) (whether or not any payment other than Liquidated Damages is payable on such Securities), in immediately available funds in sums sufficient to pay the Liquidated Damages then due to such Holders. Each obligation to pay Liquidated Damages shall be deemed to accrue from the applicable date of the occurrence of the Registration Default.

         6.      Registration Procedures.

                 (a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Company shall comply with all of the provisions of
     Section 6(c) below, shall use its best efforts to effect such exchange to permit the sale of Transfer Restricted

     Securities being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:

                 (i) If in the reasonable opinion of counsel to the Company there is a question as to whether the Exchange Offer is permitted by applicable law, the Company hereby agrees to seek a no-action letter or other favorable decision from the Commission allowing the Company to Consummate an Exchange Offer for such Securities. The Company hereby agrees to pursue the issuance of such a decision to the Commission staff level but shall not be required to take commercially unreasonable action to effect a change of Commission policy. The Company hereby agrees, however, to (A) participate in telephonic conferences with the Commission, (B) deliver to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursue a resolution (which need not be favorable) by the Commission staff of such submission.

                 (ii) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Company, prior to the Consummation thereof, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the New Securities to be issued in the Exchange Offer and
     (C) it is acquiring the New Securities in its ordinary course of business. In addition, all such Holders of Transfer Restricted Securities shall otherwise cooperate in the Company's preparations for the Exchange Offer. Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including Brown & Wood LLP (available February 7, 1997), and any no-action letter obtained pursuant to clause (i) above) and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of New Securities obtained by such Holder in exchange for Securities acquired by such Holder directly from the Company.

                 (iii) Prior to the effectiveness of the Exchange Offer Registration Statement, the Company shall provide a supplemental letter to the Commission (A) stating that the Company is registering the Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley and Co., Inc. (available June 5, 1991), Brown & Wood LLP (available February 7,
     1997) and, if applicable, any no-action letter obtained pursuant to clause (i) above and (B) including a representation that the Company has not entered into any arrangement or understanding with any Person to distribute the New Securities to be received in the Exchange Offer and that, to the best of the Company's information and belief, each Holder participating in the Exchange Offer is acquiring the New Securities in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the New Securities received in the Exchange Offer.

         (b) Shelf Registration Statement. In connection with the Shelf Registration Statement, the Company shall comply with all the provisions of
Section 6(c) below and shall use its best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company will prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof.

         (c) General Provisions. In connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Securities by Broker-Dealers), the Company shall:

                 (i) use its reasonable best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 or 4 of this Agreement, as applicable; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its reasonable best efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

                 (ii) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as applicable, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

                 (iii) in the case of a Shelf Registration Statement, advise the underwriter(s), if any, and selling Holders promptly and, if requested by such Persons, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, or (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

                 (iv) in the case of a Shelf Registration Statement, furnish to each of the selling or exchanging Holders and each of the underwriter(s), if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement, if any), which documents will be subject to the review of such Holders and underwriter(s), if any, for a period of at least five business days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which selling Holders of a majority in aggregate principal amount of Transfer Restricted Securities covered by such Registration Statement or the underwriter(s), if any, shall reasonably object within five business days after the receipt thereof. A selling Holder or underwriter, if any, shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;

                 (v) in the case of a Shelf Registration Statement, promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, if any, provide copies of such document to the selling Holders and to the underwriter(s), if any, make the Company's representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such selling Holders or underwriter(s), if any, reasonably may request;

                 (vi) in the case of a Shelf Registration Statement, make available at reasonable times for inspection by the selling Holders, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant retained by such selling Holders or any of the underwriter(s), all financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors, managers and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement subsequent to the filing thereof and prior to its effectiveness;

                 (vii) in the case of a Shelf Registration Statement, if requested by any selling Holders or the underwriter(s), if any, promptly incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering, and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

                 (viii) cause the Transfer Restricted Securities covered by the Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Securities covered thereby or the underwriter(s), if any;

                 (ix) in the case of a Shelf Registration Statement, furnish to each selling Holder and each of the underwriter(s), if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein, if any, and all exhibits (including exhibits incorporated therein by reference);

                 (x) in the case of a Shelf Registration Statement, deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

                 (xi) in the case of a Shelf Registration Statement, enter into such agreements (including an underwriting agreement) and make such representations and warranties, and take all such other actions in connection therewith, in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Registration Statement contemplated by this Agreement, all to such extent as may be requested by any purchaser or by any Holder of Transfer Restricted Securities or underwriter, if any, in connection with any sale or resale pursuant to any Registration Statement contemplated by this Agreement; and in connection with an Underwritten Registration, the Company shall:

                       (A)   upon request, furnish (or in the case of paragraphs
             (i) and (iii), use its reasonable best efforts to furnish) to each selling Holder and each underwriter, if any, in such substance and scope as they may request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the date of the effectiveness of the Shelf Registration Statement:

                             (1)  a certificate, dated the date of the
                 effectiveness of the Shelf Registration Statement, signed by
                 (y) the Chairman of the Board, its President or a Vice President and (z) the Chief Financial Officer of the Company, confirming, as of the date thereof, such matters as such parties may reasonably request;

                             (2)  an opinion, dated the date of the
                 effectiveness of the Shelf Registration Statement, of counsel for the Company, covering such matters as such parties may reasonably request, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, the Initial Purchaser's representatives and the Initial Purchaser's counsel in connection with the preparation of such Registration Statement and the related Prospectus and have considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements, and that such counsel advises that, on the basis of the foregoing (relying as to materiality to a large extent upon facts provided to such counsel by officers and other representatives of the Company and without independent check or verification), no facts came to such counsel's attention that caused such counsel to believe that the applicable Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Registration Statement as of its date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial and statistical data included in any Registration Statement contemplated by this Agreement or the related Prospectus; and

                             (3) a customary comfort letter, dated the date of the effectiveness of the Shelf Registration Statement, from the Company's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters by underwriters in connection with primary underwritten offerings.

                             (4) a customary comfort letter, dated the date of the effectiveness of the Shelf Registration Statement, from Toastmaster's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters by underwriters in connection with primary underwritten offerings.

                        (B) set forth in full or incorporate by reference in the underwriting agreement, if any, the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

                        (C) deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company pursuant to this clause (xi), if any.

                 If at any time the representations and warranties of the Company contemplated in clause (A)(1) above cease to be true and correct, the Company shall so advise the Initial Purchaser and the underwriter(s), if any, and each selling Holder promptly and, if requested by such Persons, shall confirm such advice in writing.

                 (xii) in the case of a Shelf Registration Statement, prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders or underwriter(s) may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

                 (xiii) in the case of a Shelf Registration Statement, shall issue, upon the request of any Holder of Securities covered by the Shelf Registration Statement, New Securities in the same amount as the Securities surrendered to the Company by such Holder in exchange therefor or being sold by such Holder, such New Securities to be registered in the name of such Holder or in the name of the purchaser(s) of such Securities, as the case may be; in return, the Securities held by such Holder shall be surrendered to the Company for cancellation;

                 (xiv) in the case of a Shelf Registration Statement, cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two business days prior to any sale of Transfer Restricted Securities made by such underwriter(s);

                 (xv) use its best efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (xii) above;

                 (xvi) if any fact or event contemplated by clause (c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

                 (xvii) obtain CUSIP numbers for all Transfer Restricted Securities not later than the effective date of the Registration Statement and provide certificates for the Transfer Restricted Securities;

                 (xviii) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD, and use its best efforts to cause such Registration Statement to become effective and approved by such governmental agencies or authorities as may be necessary to enable the Holders selling Transfer Restricted Securities to consummate the disposition of such Transfer Restricted Securities; provided, however, that the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

                 (xix) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earning statement meeting the requirements of Rule 158 under the Securities Act (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm or best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement;

                 (xx) cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the Holders of Securities to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA, and execute and use its best efforts to cause the Trustee to execute all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and

                 (xxi) provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act.

                 Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to
     Section 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof or shall have received the Advice.

         7.      Registration Expenses.

                 All expenses incident to the Company's performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including filings made by any purchaser or Holder with the NASD (and, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel that may be required by the rules and regulations of the NASD));
     (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the New Securities to be issued in the Exchange Offer and printing of

     Prospectuses), and associated messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company; (v) all application and filing fees in connection with listing Securities on a national securities exchange or automated quotation system, and the obtaining of a rating of the Securities, if applicable; and (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

                 The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

         8.      Indemnification and Contribution.

         (a) In connection with a Shelf Registration Statement or in connection with any delivery of a Prospectus contained in an Exchange Offer Registration Statement by any participating Broker-Dealer or the Initial Purchaser, as applicable, who seeks to sell New Securities, the Company shall indemnify and hold harmless each Holder of Transfer Restricted Securities included within any such Shelf Registration Statement and each participating Broker-Dealer or the Initial Purchaser selling New Securities, and each person, if any, who controls any such person within the meaning of Section 15 of the Securities Act (each, a "Participant") from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Securities) to which such Participant or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon,
(i) any untrue statement or alleged untrue statement of a material fact contained in any such Registration Statement or any prospectus forming part thereof or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Participant promptly upon demand for any legal or other expenses reasonably incurred by such Participant in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that (i) the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration Statement or any prospectus forming part thereof or in any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Participant specifically for inclusion therein; and provided further that as to any preliminary Prospectus, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any such Participant or any controlling person of such Participant on account of any loss, claim, damage, liability or action arising from the sale of the New Securities to any person by that Participant if
(i) that Participant failed to send or give a copy of the Prospectus, as the same may be amended or supplemented, to that person within the time required by the Securities Act and (ii) the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such preliminary Prospectus was corrected in the Prospectus, unless, in each case, such failure resulted from non-compliance by the Company with Section 6(c) hereof. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Participant or to any controlling person of that Participant.

         (b) Each Participant, severally and not jointly, shall indemnify and hold harmless the Company, each of its directors, officers, employees or agents and each person, if any, who controls the Company within the meaning of
Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer, employees or agents or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any preliminary Prospectus, Registration Statement or Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of that Participant specifically for inclusion herein, and shall reimburse the Company and any such director, officer, employee or agent or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer, employee or agent or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Participant may otherwise have to the Company or any such director, officer or controlling person.

         (c)     Promptly after receipt by an indemnified party under this
Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall have notified the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ separate counsel to represent jointly the indemnified party and those other Participants and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Participants against the indemnifying party under this Section 8 if, in the reasonable judgment of the indemnified party it is advisable for the indemnified party and those Participants, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the indemnifying party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to local counsel). Each indemnified party, as a condition of the indemnity agreements contained in
Section 8, shall use its best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

         (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative fault of the Company on the one hand and the Participants on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Participants, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Participants agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Participants were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Participant shall be required to contribute any amount in excess of the amount by which proceeds received by such Participant from an offering of the Securities exceeds the amount of any damages which such Participant has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Participants' obligations to contribute as provided in this Section 8(d) are several and not joint.

         9.      Rule 144A.

         The Company hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.

         10.     Participation in Underwritten Registrations.

         No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

         11.     Selection of Underwriters.

         The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering; provided that such investment bankers and managers must be reasonably satisfactory to the Company.

         12.     Miscellaneous.

                 (a) Remedies. The Company agrees that monetary damages (including Liquidated Damages) would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

                 (b) No Inconsistent Agreements. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.
     Except for that certain Stock Registration Rights Agreement dated as of August 6, 1991 between the Company and certain investors parties thereto, the Company has not previously entered into any agreement granting any registration rights with respect to its securities to any Person. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

                 (c) Adjustments Affecting the Securities. The Company will not take any action, or permit any change to occur, with respect to Securities that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer unless such action or change is required by applicable law.

                 (d) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities being tendered or registered.

                 (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

                       (i) if to a Holder, at the address of such Holder maintained by the Registrar under the Indenture; and


                       (ii)  if to the Company:

                             Salton/Maxim Housewares, Inc.
                             550 Business Center Drive
                             Mt. Prospect, IL  60056
                             Facsimile: 847-803-1186

                             With a copy to:

                             Neal Aizenstein, Esq.
                             Sonnenschein Nath & Rosenthal
                             8000 Sears Tower
                             Chicago, IL  60606
                             Facsimile: 312-876-7934



                 All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

                 Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

                 (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder.

                 (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                 (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                 (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                 (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                 (k) Entire Agreement. This Agreement together with the other transaction documents is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                 (l) Required Consents. Whenever the consent or approval of Holders of a specified percentage of Transfer Restricted Securities is required hereunder, Transfer Restricted Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities
     Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.



         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                              SALTON/MAXIM HOUSEWARES, INC.


                                              By:_______________________________
                                                 Name:
                                                 Title:



                                              HOME CREATIONS DIRECT LTD.


                                              By:_______________________________
                                                 Name:
                                                 Title:

     Accepted as of the date hereof:


     LEHMAN BROTHERS INC.,
     as Initial Purchaser


     By:_______________________________
        Name:
        Title:

                                   EXHIBIT B

                                  ERISA Plans